EXHIBIT 99

                         MB Financial, Inc.
                         800 West Madison Street
                         Chicago, Illinois 60607
                         (888) 422-6562
                         NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS STRONG CORE PRE-TAX, PRE-PROVISION EARNINGS, DECREASE IN NON-PERFORMING LOANS, STRONG CAPITAL AND LIQUIDITY POSITION

CHICAGO, January 27, 2011 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today fourth quarter and annual results for 2010.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had net income of $3.2 million and net income available to common stockholders of $595 thousand for the fourth quarter of 2010 compared to a net loss of $9.8 million and a net loss available to common stockholders of $12.4 million for the fourth quarter of 2009, and a net loss of $2.8 million and a net loss available to common stockholders of $5.4 million for the third quarter of 2010.   We had net income of $20.5 million and net income available to common stockholders of $10.1 million for the year ended December 31, 2010 compared to a net loss of $26.1 million and a net loss available to common stockholders of $36.4 million for the year ended December 31, 2009.

Key items for the quarter were as follows:

Continued Growth in Core Pre-Tax, Pre-Provision Earnings:
•
Core pre-tax, pre-provision earnings increased 37.5% to $52.5 million, compared to $38.2 million for the fourth quarter of 2009.  Core pre-tax, pre-provision earnings increased $1.5 million, or 2.9%, compared to the third quarter of 2010.

•
Net interest income on a fully tax equivalent basis increased to $87.3 million, or by 12.8%, compared to $77.4 million for the fourth quarter of 2009.  Net interest income on a fully tax equivalent basis decreased $3.0 million, or 3.3%, compared to the third quarter of 2010.

•	Net interest margin on a fully tax equivalent basis increased to 3.83% from 2.86% in the fourth quarter of 2009, but decreased from 3.92% in the third quarter of 2010.
•	Core other income increased 28.7% to $31.9 million, compared to $24.8 million for the fourth quarter of 2009. Core other income increased $2.0 million, or 6.6%, compared to the third quarter of 2010.

Credit Quality – Decreased Provision, Charge-offs, and Non-Performing Loans During Quarter:
•
Our provision for loan losses was $49.0 million for the fourth quarter of 2010, while our net charge-offs were $50.7 million.  For the third quarter of 2010, our provision for loan losses and net charge-offs were $65.0 million and $66.7 million, respectively.  While lower than recent quarters, our provision for loan losses remains elevated and reflects continued weakness in real estate market conditions.

•
Our non-performing loans were $362.4 million or 5.48% of total loans as of December 31, 2010, a decrease from $392.6 million or 5.73% as of September 30, 2010.  The percentage of the allowance for loan losses to non-performing loans was 53.03% as of December 31, 2010 and 49.40% as of September 30, 2010.

•
During the fourth quarter of 2010, we completed a sale of approximately $22 million of non-performing loans to third parties consisting of $16 million of commercial real estate loans and $6 million of construction loans.

•	Our non-performing assets were $434.0 million or 4.21% of total assets as of December 31, 2010, a decrease from $452.0 million or 4.26% of total assets as of September 30, 2010.
•
Potential problem loans were $291.7 million as of December 31, 2010, a decrease from $311.3 million as of September 30, 2010.  Our allowance for loan losses to total loans was 2.90% as of December 31, 2010, compared to 2.83% as of September 30, 2010.

For purposes of the second and fourth bullet points above, non-performing loans exclude loans held for sale and certain purchased credit-impaired loans that MB Financial Bank acquired in FDIC-assisted transactions, a majority of which are subject to loss share arrangements with the FDIC. These purchased credit-impaired loans are accounted for on a pool basis, and the pools are considered to be performing.  Additionally, non-performing assets exclude other real estate owned related to assets acquired in FDIC-assisted transactions.

Strong Capital Position:
•
MB Financial Bank significantly exceeds the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At December 31, 2010, MB Financial, Inc.’s total risk-based capital ratio was 17.75%, Tier 1 capital to risk-weighted assets ratio was 15.75%, Tier 1 capital to average asset ratio was 10.66% and Tier 1 common capital to risk-weighted assets was 10.61%, compared with 17.14%, 15.15%, 10.38% and 10.17%, respectively, as of September 30, 2010.  As of December 31, 2010, total capital was approximately $524.9 million in excess of the “Well-Capitalized” threshold, compared with $497.0 million as of September 30, 2010. Our tangible common equity to tangible assets ratio was 7.47% at December 31, 2010, compared to 7.17% at September 30, 2010.  Our tangible common equity to risk-weighted assets ratio was 10.94% at December 31, 2010, compared to 10.49% at September 30, 2010.

Strong Liquidity Position and Continued Improvement in Deposit Mix:
•	Our loan to deposit ratio was 81% as of December 31, 2010, a slight decrease from 82% as of September 30, 2010.
•	Our ratio of certificates of deposit to total deposits was 37% at December 31, 2010, compared to 39% at September 30, 2010.
•	Our ratio of non-interest bearing deposits to total deposits was 21% at December 31, 2010, up from 20% at September 30, 2010.

Transactions Update:
•
During the fourth quarter of 2010, purchase accounting was finalized on our Benchmark Bank, Broadway Bank and New Century Bank FDIC-assisted transactions with no impact on the previously recognized bargain purchase gains.  As of December 31, 2010, purchase accounting on all of our FDIC-assisted transactions was final.

RESULTS OF OPERATIONS

Fourth Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis increased $9.9 million from the fourth quarter of 2009, and decreased by $3.0 million from the third quarter of 2010 to the fourth quarter of 2010.  Our net interest margin, on fully tax equivalent basis, was 3.83% for the fourth quarter of 2010 compared to 3.92% in the third quarter of 2010 and 2.86% in the fourth quarter of 2009.  The margin increase from the fourth quarter of 2009 was due to an improved average loan yield as a result of an improved loan mix, an improved asset mix with loans representing a greater fraction of assets, and a decrease in our average cost of funds as a result of an improved deposit mix and downward repricing of certificates of deposit.  The margin decrease from the third quarter of 2010 was primarily due to higher levels of cash and cash equivalents held throughout the fourth quarter.

Net interest income on a tax equivalent basis increased $89.1 million from the year ended December 31, 2009 to the year ended December 31, 2010.  Our net interest margin, on fully tax equivalent basis, was 3.83% for the year ended December 31, 2010 compared to 2.97% for the year ended December 31, 2009.  The margin increase from the prior year was due to an improved loan mix and a decrease in our average cost of funds as a result of an improved deposit mix and downward repricing of certificates of deposit.

Our non-performing loans reduced our net interest margin during the fourth quarter of 2010, the third quarter of 2010 and the fourth quarter of 2009 by approximately 23 basis points, 22 basis points and 17 basis points, respectively.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Core other income:
Loan service fees	$ 1,532	$ 1,659	$ 2,042	$ 1,284	$ 1,723	$ 6,517	$ 6,913
Deposit service fees	9,920	10,705	9,461	8,848	9,311	38,934	30,600
Lease financing, net	7,185	5,022	5,026	4,620	5,799	21,853	18,528
Brokerage fees	1,231	1,407	1,129	1,245	1,272	5,012	4,606
Trust and asset management fees	4,243	3,923	3,536	3,335	3,347	15,037	12,593
Increase in cash surrender value of life insurance	930	1,209	706	671	669	3,516	2,459
Accretion of indemnification asset	3,009	3,602	3,067	-	-	9,678	-
Other operating income	3,857	2,406	2,872	2,869	2,663	12,004	8,611
Total core other income	31,907	29,933	27,839	22,872	24,784	112,551	84,310

Non-core other income(1)
Net gain on sale of investment securities	(4)	9,482	2,304	6,866	239	18,648	14,029
Net gain (loss) on sale of other assets	419	299	(99)	11	12	630	(13)
Net gain (loss) recognized on other real estate owned(A)	(1,656)	(3,608)	52	(3,299)	(733)	(8,511)	(429)
Net loss recognized on other real estate owned related to FDIC transactions(A)	(468)	(305)	-	-	-	(773)	-
Acquisition related gains	-	-	62,649	-	18,325	62,649	28,547
Increase (decrease) in market value of assets held in
trust for deferred compensation(A)	597	(3)	(39)	7	300	562	710
Total non-core other income	(1,112)	5,865	64,867	3,585	18,143	73,205	42,844

Total other income	$ 30,795	$ 35,798	$ 92,706	$ 26,457	$ 42,927	$ 185,756	$ 127,154

(1)	Letter denotes the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Other operating income.

Core other income increased by $2.0 million from the third quarter of 2010 to the fourth quarter of 2010.  Core deposit service fees decreased primarily due to decreases in NSF and overdraft fees.  Net lease financing income increased mainly as a result of an increase in the sales of third party equipment maintenance contracts.  Accretion of indemnification asset decreased as expected due to a corresponding decrease in the indemnification asset balance during the fourth quarter of 2010.  Other operating income increased primarily as a result of higher income from several investment partnerships.  The decrease in non-core other income was mainly a result of the net gain on sale of investment securities of $9.5 million recognized in the third quarter of 2010.  Gains were taken on securities to lock in those gains and shorten the overall duration of our securities portfolio.   A net loss was recognized on other real estate owned (“OREO”) of $2.1 million in the fourth quarter of 2010 compared $3.9 million in the third quarter of 2010.  It is our practice to reappraise all OREO at least annually and whenever we think there might be a material change in value.

Core other income increased by $28.2 million for the year ended December 31, 2010 compared to the year ended December 31, 2009.  Core deposit service fees increased primarily due to an increase in commercial deposit fees related to the treasury management business acquired in the Corus FDIC-assisted transaction during the second half of 2009, and an increase in NSF and overdraft fees.  Net lease financing increased primarily due to an increase in the sales of third party equipment maintenance contracts.  Core trust and asset management fees increased primarily due to an increase in assets under management, as a result of organic growth and an increase in the market value of assets under management.  The Broadway Bank and New Century Bank FDIC-assisted transactions resulted in accretion on the corresponding indemnification asset.  Prior year accretion related to the Heritage Bank transaction and was not significant.  Other income increased primarily due to fee income related to our FDIC-assisted transactions completed during the second half of 2009.   Non-core other income was primarily impacted by gains recorded on the Broadway Bank and New Century Bank FDIC-assisted transactions.  Non-core other income was impacted to a lesser extent by a net gain on sale of investment securities of $18.6 million for the year ended December 31, 2010, compared with a net gain on sale of investment securities of $14.0 million for the year ended December 31, 2009, and a net loss recognized on OREO of $9.3 million for the year ended December 31, 2010, compared with a net loss of $429 thousand for the year ended December 31, 2009.

Other Expense (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Core other expense:
Salaries and employee benefits	$ 35,802	$ 37,427	$ 37,143	$ 33,415	$ 33,091	$ 143,787	$ 119,944
Occupancy and equipment expense	7,938	8,800	8,928	9,179	8,885	34,845	31,521
Computer services expense	2,445	2,654	3,322	2,528	2,882	10,949	10,011
Advertising and marketing expense	1,573	1,620	1,639	1,633	683	6,465	4,185
Professional and legal expense	1,718	1,637	1,370	1,078	1,465	5,803	4,680
Brokerage fee expense	448	596	420	462	553	1,926	1,999
Telecommunication expense	819	975	964	908	1,127	3,666	3,433
Other intangibles amortization expense	1,632	1,567	1,505	1,510	1,650	6,214	4,491
FDIC insurance premiums	3,930	3,873	3,833	3,964	4,099	15,600	12,912
Other real estate expense, net	858	734	417	685	245	2,694	871
Other operating expenses	6,855	6,598	6,530	6,282	6,092	26,265	21,143
Total core other expense	64,018	66,481	66,071	61,644	60,772	258,214	215,190

Non-core other expense (1)
FDIC special assessment(A)	-	-	-	-	-	-	3,850
Impairment charges	-	-	-	-	-	-	4,000
Increase (decrease) in market value of assets held in
trust for deferred compensation(B)	597	(3)	(39)	7	300	562	710
Total non-core other expense	597	(3)	(39)	7	300	562	8,560

Total other expense	$ 64,615	$ 66,478	$ 66,032	$ 61,651	$ 61,072	$ 258,776	$ 223,750

(1)
Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows:  A – FDIC insurance premiums, B – Salaries and employee benefits.

Core other expense decreased by $2.5 million from the third quarter of 2010 to the fourth quarter of 2010.  Salaries and employee benefits decreased mainly due to a decrease in healthcare expense for the quarter as a result of lower claims within our partially self-insured plan.  Occupancy and equipment expense decreased as a result of decreased property taxes and utilities expenses.

Core other expense increased $43.0 million for the year ended December 31, 2010 compared to the year ended December 31, 2009.  The FDIC-assisted transactions completed in 2009 and 2010 increased total core other expense from the twelve months ended December 31, 2009 to the twelve months ended December 31, 2010 by approximately $23.1 million.  Salaries and employee benefits expense also increased due to problem loan remediation staff added throughout the year.  Other real estate expense increased as a result of an increase in OREO activity during the year.  Core other operating expenses increased due to an increase of $1.4 million in debit card expenses due to increased activity and expenses related to our FDIC-assisted transactions.  Non-core other expense was primarily impacted by a $4.0 million impairment charge incurred in 2009 relating to the consolidation of three branch offices, and the FDIC special premium imposed on all insured depository institutions in 2009.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2010		2010		2010		2010		2009
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$ 1,206,984	18%	$ 1,291,115	19%	$ 1,315,899	19%	$ 1,378,873	21%	$ 1,387,476	21%
Commercial loans collateralized by assign-
ment of lease payments (lease loans)	1,053,446	16%	1,019,083	15%	992,301	14%	960,470	15%	953,452	15%
Commercial real estate	2,176,584	33%	2,259,708	33%	2,378,272	34%	2,409,078	38%	2,472,520	38%
Construction real estate	423,339	6%	445,881	6%	496,732	7%	558,615	9%	594,482	9%
Total commercial related credits	4,860,353	73%	5,015,787	73%	5,183,204	74%	5,307,036	83%	5,407,930	83%
Other loans:
Residential real estate	328,482	5%	328,985	5%	321,665	5%	302,308	5%	291,022	4%
Indirect motorcycle	161,761	2%	166,163	2%	164,269	2%	158,207	2%	156,853	2%
Indirect automobile	13,903	1%	15,928	0%	17,914	0%	20,437	1%	23,414	1%
Home equity	381,662	6%	386,866	6%	389,298	6%	401,570	6%	405,439	6%
Consumer loans	59,320	1%	76,219	1%	73,436	1%	70,247	1%	66,293	1%
Total other loans	945,128	15%	974,161	14%	966,582	14%	952,769	15%	943,021	14%
Gross loans excluding covered loans	5,805,481	88%	5,989,948	87%	6,149,786	88%	6,259,805	98%	6,350,951	97%
Covered loans (1)	812,330	12%	859,038	13%	879,909	12%	155,051	2%	173,596	3%
Gross loans	6,617,811	100%	6,848,986	100%	7,029,695	100%	6,414,856	100%	6,524,547	100%
Allowance for loan losses	(192,217)		(193,926)		(195,612)		(177,787)		(177,072)
Net loans	$ 6,425,594		$ 6,655,060		$ 6,834,083		$ 6,237,069		$ 6,347,475

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

The increase in covered loans from March 31, 2010 to June 30, 2010 was due to the Broadway Bank and New Century Bank FDIC-assisted transactions.

ASSET QUALITY

The following table presents a summary of non-performing assets, excluding credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below), and OREO related to FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Non-performing loans:
Non-accrual loans(1)	$ 362,441	$ 392,477	$ 343,838	$ 323,017	$ 270,839
Loans 90 days or more past due, still accruing interest	1	115	-	150	477
Total non-performing loans	362,442	392,592	343,838	323,167	271,316

OREO	71,476	59,114	43,988	41,589	36,711
Repossessed vehicles	82	321	191	250	333
Total non-performing assets	$ 434,000	$ 452,027	$ 388,017	$ 365,006	$ 308,360

Total allowance for loan losses	192,217	193,926	195,612	177,787	177,072
Partial charge-offs taken on non-performing loans	163,972	171,549	142,872	95,960	69,359
Allowance for loan losses, including partial charge-offs	$ 356,189	$ 365,475	$ 338,484	$ 273,747	$ 246,431

Accruing restructured loans(2)	$ 22,543	$ 12,226	$ 10,940	$ -	$ -

Total non-performing loans to total loans	5.48%	5.73%	4.89%	5.04%	4.16%
Total non-performing assets to total assets	4.21%	4.26%	3.64%	3.58%	2.84%
Allowance for loan losses to non-performing loans	53.03%	49.40%	56.89%	55.01%	65.26%
Allowance for loan losses to non-performing loans,
including partial charge-offs taken	67.66%	64.78%	69.55%	65.31%	72.34%

(1)	Includes restructured loans on non-accrual status.
(2)
Accruing restructured loans at December 31, 2010 consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms.  It also includes approximately $8 million of commercial related loans.

The following table presents a summary of total performing loans greater than 30 days and less than 90 days past due, excluding credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below), as of the dates indicated (dollar amounts in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009

30 - 59 Days Past Due	$ 9,386	$ 19,302	$ 26,491	$ 17,239	$ 25,331
60 - 89 Days Past Due	5,073	6,011	3,746	1,653	5,523
	$ 14,459	$ 25,313	$ 30,237	$ 18,892	$ 30,854

Approximately $1.7 million of performing loans past due are classified as potential problem loans (defined below) as of December 31, 2010, compared to $6.3 million as of September 30, 2010.

The following table represents a summary of OREO, excluding OREO related to FDIC-assisted transactions (in thousands):

	December 31,	September 30,	June 30,	March 31,
	2010	2010	2010	2010

Balance at beginning of quarter	$ 59,114	$ 43,988	$ 41,589	$ 36,711
Transfers in at fair value less estimated costs to sell	27,170	21,383	4,967	10,438
Fair value adjustments	(1,562)	(3,429)	-	(2,795)
Net losses (gains) on sales of OREO	(94)	(179)	52	(504)
Cash received upon disposition	(13,152)	(2,649)	(2,620)	(2,261)
Balance at the end of quarter	$ 71,476	$ 59,114	$ 43,988	$ 41,589

The following table presents data related to non-performing loans, by dollar amount and category at December 31, 2010, excluding credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	2	$ 29,695	2	$ 34,423	$ -	$ 64,118
$5.0 million to $9.9 million	3	23,683	5	29,791	3	20,102	-	73,576
$1.5 million to $4.9 million	6	14,005	13	41,313	15	41,720	3,272	100,310
Under $1.5 million	45	14,880	30	21,278	144	62,619	25,661	124,438
	54	$ 52,568	50	$ 122,077	164	$ 158,864	$ 28,933	$ 362,442

Percentage of individual loan category		2.33%		28.84%		7.30%	3.06%	5.48%

Specific reserves and partial charge-offs as a
percentage of non-performing loans		44%		47%		32%

The following table presents data related to non-performing loans, by dollar amount and category at September 30, 2010 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	1	$ 14,539	4	$ 63,807	$ -	$ 78,346
$5.0 million to $9.9 million	3	23,179	6	41,727	2	12,412	-	77,318
$1.5 million to $4.9 million	9	19,297	17	53,736	20	52,540	1,575	127,148
Under $1.5 million	51	14,543	31	20,420	130	51,366	23,451	109,780
	63	$ 57,019	55	$ 130,422	156	$ 180,125	$ 25,026	$ 392,592

Percentage of individual loan category		2.47%		29.25%		7.97%	2.57%	5.73%

Specific reserves and partial charge-offs as a
percentage of non-performing loans		48%		48%		27%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $291.7 million, or 4.41% of total loans, as of December 31, 2010, compared to $311.3 million, or 4.54% of total loans, as of September 30, 2010.

“Purchased credit-impaired loans” refer to certain loans acquired in FDIC-assisted transactions, for which deterioration in credit quality occurred before the Company’s acquisition date.  Upon acquisition, these loans were recorded at fair value with interest income to be accreted over the estimated life of the loan when cash flows are reasonably estimable, even if the underlying loans are contractually past due.  Acquisition fair value incorporates the Company’s estimate, as of the acquisition date, of credit losses over the remaining life of the portfolio.  No allowance for loan losses has been recorded for these loans.

The following table displays information on commercial real estate loans by risk category and type, excluding covered loans at December 31, 2010 (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Church and school	$ 177	36%	$ 7,147	20%	$ 58,218	1%	$ 65,542	4%
Healthcare	-	-	4,899	15%	199,349	2%	204,248	2%
Industrial	36,426	25%	88,252	17%	398,703	2%	523,381	7%
Multifamily	30,344	40%	47,318	19%	383,116	2%	460,778	7%
Office	9,959	44%	49,035	18%	158,585	4%	217,579	10%
Other	35,101	16%	23,914	18%	171,697	2%	230,712	6%
Retail	46,857	39%	43,264	18%	384,223	2%	474,344	9%
	$ 158,864	32%	$ 263,829	18%	$ 1,753,891	2%	$ 2,176,584	7%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on loans with balances outstanding have been added back to both reserves and outstanding balance.

The following table sets forth information on commercial real estate loans by risk category and type, excluding covered loans at September 30, 2010 (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Church and school	$ 785	7%	$ 7,204	18%	$ 54,264	1%	$ 62,253	3%
Healthcare	-	-	4,915	13%	194,521	2%	199,436	2%
Industrial	29,242	19%	86,034	16%	440,625	2%	555,901	5%
Multifamily	38,669	28%	66,221	13%	373,394	1%	478,284	6%
Office	15,933	38%	41,374	16%	165,720	1%	223,027	8%
Other	34,504	13%	33,982	12%	177,652	1%	246,138	5%
Retail	60,992	32%	51,004	14%	382,673	2%	494,669	8%
	$ 180,125	27%	$ 290,734	14%	$ 1,788,849	2%	$ 2,259,708	6%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on loans with balances outstanding have been added back to both reserves and outstanding balance.

The following table sets forth trend information for construction real estate loans by risk category, excluding covered loans for the past five quarters (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Total construction loans as of December 31, 2009	$ 180,991	35%	$ 126,493	16%	$ 286,998	5%	$ 594,482	19%

Total construction loans as of March 31, 2010	$ 177,292	39%	$ 121,743	17%	$ 259,580	4%	$ 558,615	20%

Total construction loans as of June 30, 2010	$ 176,531	44%	$ 97,162	17%	$ 223,039	3%	$ 496,732	24%

Total construction loans as of September 30, 2010	$ 130,422	48%	$ 95,256	16%	$ 220,203	3%	$ 445,881	23%

Total construction loans as of December 31, 2010	$ 122,077	47%	$ 64,303	14%	$ 236,959	3%	$ 423,339	22%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on loans with balances outstanding have been added back to both reserves and outstanding balance.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Balance at the beginning of period	$ 193,926	$ 195,612	$ 177,787	$ 177,072	$ 189,232	$ 177,072	$ 144,001
Provision for loan losses	49,000	65,000	85,000	47,200	70,000	246,200	231,800
Charge-offs:
Commercial loans	(9,141)	(11,362)	(30,211)	(7,363)	(8,892)	(58,077)	(46,113)
Commercial loans collateralized by assignment
of lease payments (lease loans)	(43)	(418)	(917)	(333)	(333)	(1,711)	(5,407)
Commercial real estate loans	(27,360)	(25,265)	(15,002)	(12,201)	(11,829)	(79,828)	(38,842)
Construction real estate	(17,136)	(29,120)	(22,992)	(25,285)	(59,435)	(94,533)	(103,789)
Residential real estate	(1,363)	(1,500)	(4)	(459)	(650)	(3,326)	(1,476)
Indirect vehicle	(968)	(503)	(611)	(1,117)	(1,324)	(3,199)	(4,085)
Home equity	(1,364)	(1,369)	(1,271)	(628)	(1,236)	(4,632)	(3,443)
Consumer loans	(428)	(600)	(202)	(525)	(479)	(1,755)	(1,124)
Total charge-offs	(57,803)	(70,137)	(71,210)	(47,911)	(84,178)	(247,061)	(204,279)
Recoveries:
Commercial loans	3,842	1,900	2,322	724	1,344	8,788	1,491
Commercial loans collateralized by assignment
of lease payments (lease loans)	26	62	96	-	-	184	-
Commercial real estate loans	800	907	177	186	12	2,070	40
Construction real estate	1,672	330	1,055	113	154	3,170	2,957
Residential real estate	127	7	9	41	4	184	44
Indirect vehicle	286	232	344	301	301	1,163	757
Home equity	250	11	31	59	9	351	53
Consumer loans	91	2	1	2	194	96	208
Total recoveries	7,094	3,451	4,035	1,426	2,018	16,006	5,550

Total net charge-offs	(50,709)	(66,686)	(67,175)	(46,485)	(82,160)	(231,055)	(198,729)

Balance	$ 192,217	$ 193,926	$ 195,612	$ 177,787	$ 177,072	$ 192,217	$ 177,072

Total loans, excluding loans held for sale	$ 6,617,811	$ 6,848,986	$ 7,029,695	$ 6,414,856	$ 6,524,547	$ 6,617,811	$ 6,524,547
Average loans, excluding loans held for sale	$ 6,723,840	$ 6,939,415	$ 6,925,140	$ 6,441,625	$ 6,460,195	$ 6,758,776	$ 6,421,249

Ratio of allowance for loan losses to total loans,
excluding loans held for sale	2.90%	2.83%	2.78%	2.77%	2.71%	2.90%	2.71%
Net loan charge-offs to average loans, excluding loans
held for sale (annualized)	2.99%	3.81%	3.89%	2.93%	5.05%	3.42%	3.09%

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2010	2010	2010	2010	2009
Fair Value
Government sponsored agencies and enterprises	19,434	24,698	49,142	55,716	70,239
States and political subdivisions	364,932	379,675	377,105	375,523	380,234
Mortgage-backed securities	1,197,066	898,837	1,326,432	1,708,512	2,377,051
Corporate bonds	6,140	6,140	6,356	6,356	11,395
Equity securities	10,171	10,315	10,172	4,384	4,314
Total fair value	$ 1,597,743	$ 1,319,665	$ 1,769,207	$ 2,150,491	$ 2,843,233

Amortized cost
Government sponsored agencies and enterprises	18,766	23,826	48,138	54,672	69,120
States and political subdivisions	351,274	355,121	359,556	362,453	366,845
Mortgage-backed securities	1,175,021	887,422	1,301,301	1,696,669	2,382,495
Corporate bonds	6,140	6,140	6,356	6,356	11,400
Equity securities	10,093	10,016	9,949	4,318	4,280
Total amortized cost	$ 1,561,294	$ 1,282,525	$ 1,725,300	$ 2,124,468	$ 2,834,140

Unrealized gain (loss)
Government sponsored agencies and enterprises	668	872	1,004	1,044	1,119
States and political subdivisions	13,658	24,554	17,549	13,070	13,389
Mortgage-backed securities	22,045	11,415	25,131	11,843	(5,444)
Corporate bonds	-	-	-	-	(5)
Equity securities	78	299	223	66	34
Total unrealized gain	$ 36,449	$ 37,140	$ 43,907	$ 26,023	$ 9,093

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

FUNDING MIX AND LIQUIDITY

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2010		2010		2010		2010		2009
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Core funding:
Non-interest bearing deposits	$ 1,691,599	19%	$ 1,704,142	19%	$ 1,604,482	18%	$ 1,424,746	16%	$ 1,552,185	16%
Money market and NOW accounts	2,776,181	31%	2,819,731	31%	2,773,306	30%	2,716,339	31%	2,775,468	29%
Savings accounts	697,851	8%	633,975	7%	618,199	7%	589,485	7%	583,783	6%
Certificates of deposit	2,447,005	28%	2,649,759	29%	2,824,075	31%	2,737,779	31%	3,153,310	33%
Customer repurchase agreements	265,195	3%	277,900	3%	298,816	3%	263,663	3%	223,917	3%
Total core funding	7,877,831	89%	8,085,507	89%	8,118,878	89%	7,732,012	88%	8,288,663	87%

Wholesale funding:
Public funds - certificates of deposit	72,112	1%	90,754	1%	76,863	1%	94,084	1%	90,219	1%
Brokered deposit accounts	468,210	5%	498,264	5%	500,342	5%	492,746	5%	528,311	6%
Other short-term borrowings	3,649	-	4,464	-	3,271	-	-	-	100,000	1%
Long-term borrowings	235,073	2%	244,529	2%	256,569	2%	270,090	3%	281,349	2%
Subordinated debt	50,000	1%	50,000	1%	50,000	1%	50,000	1%	50,000	1%
Junior subordinated notes issued
to capital trusts	158,571	2%	158,579	2%	158,605	2%	158,641	2%	158,677	2%
Total wholesale funding	987,615	11%	1,046,590	11%	1,045,650	11%	1,065,561	12%	1,208,556	13%

Total funding	$ 8,865,446	100%	$ 9,132,097	100%	$ 9,164,528	100%	$ 8,797,573	100%	$ 9,497,219	100%

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the Broadway Bank, New Century Bank and other FDIC-assisted transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations adopted thereunder, changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the TARP Capital Purchase Program of the U.S. Department of the Treasury and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
ASSETS
Cash and due from banks	$ 106,726	$ 131,381	$ 115,450	$ 113,664	$ 136,763
Interest earning deposits with banks	737,433	857,997	262,828	430,366	265,257
Total cash and cash equivalents	844,159	989,378	378,278	544,030	402,020
Investment securities:
Securities available for sale, at fair value	1,597,743	1,319,665	1,769,207	2,150,491	2,843,233
Non-marketable securities - FHLB and FRB Stock	80,186	78,807	78,807	70,361	70,361
Total investment securities	1,677,929	1,398,472	1,848,014	2,220,852	2,913,594

Loans:
Total loans excluding covered loans	5,805,481	5,989,948	6,149,786	6,259,805	6,350,951
Covered loans(1)	812,330	859,038	879,909	155,051	173,596
Total loans	6,617,811	6,848,986	7,029,695	6,414,856	6,524,547
Less allowance for loan loss	192,217	193,926	195,612	177,787	177,072
Net loans	6,425,594	6,655,060	6,834,083	6,237,069	6,347,475
Lease investments, net	126,906	131,324	143,143	138,929	144,966
Premises and equipment, net	210,886	185,064	180,714	181,394	179,641
Cash surrender value of life insurance	125,046	124,116	123,324	122,618	121,946
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	35,159	36,285	35,199	36,198	37,708
Other real estate owned	71,476	59,114	43,988	41,589	36,711
Other real estate owned related to FDIC transactions	44,745	63,495	75,205	24,927	18,759
FDIC indemnification asset(1)	215,460	380,342	377,060	40,818	42,212
Other assets	155,935	198,845	231,888	209,747	233,292
Total assets	$ 10,320,364	$ 10,608,564	$ 10,657,965	$ 10,185,240	$ 10,865,393
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$ 1,691,599	$ 1,704,142	$ 1,604,482	$ 1,424,746	$ 1,552,185
Interest bearing	6,461,359	6,692,483	6,792,785	6,630,433	7,131,091
Total deposits	8,152,958	8,396,625	8,397,267	8,055,179	8,683,276
Short-term borrowings	268,844	282,364	302,087	263,663	323,917
Long-term borrowings	285,073	294,529	306,569	320,090	331,349
Junior subordinated notes issued to capital trusts	158,571	158,579	158,605	158,641	158,677
Accrued expenses and other liabilities	110,132	140,553	148,524	95,189	116,994
Total liabilities	8,975,578	9,272,650	9,313,052	8,892,762	9,614,213
Stockholders' Equity
Preferred stock	194,104	193,956	193,809	193,665	193,522
Common stock	546	540	538	527	511
Additional paid-in capital	725,400	716,294	714,882	689,353	656,595
Retained earnings	402,810	402,754	408,991	392,931	395,170
Accumulated other comprehensive income	22,233	22,655	26,783	15,874	5,546
Treasury stock	(2,828)	(2,806)	(2,632)	(2,423)	(2,715)
Controlling interest stockholders' equity	1,342,265	1,333,393	1,342,371	1,289,927	1,248,629
Noncontrolling interest	2,521	2,521	2,542	2,551	2,551
Total stockholders' equity	1,344,786	1,335,914	1,344,913	1,292,478	1,251,180
Total liabilities and stockholders' equity	$ 10,320,364	$ 10,608,564	$ 10,657,965	$ 10,185,240	$ 10,865,393

(1)
“Covered loans” and “FDIC indemnification asset” refer to assets MB Financial Bank acquired in loss-share transactions facilitated by the FDIC.  The “FDIC indemnification asset” represents the present value of the amounts the Company expects MB Financial Bank to collect from the FDIC pursuant to loss-share agreements with respect to covered loans and other real estate owned related to the FDIC transactions.

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)(Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Interest income:
Loans	$ 92,701	$ 94,697	$ 94,699	$ 82,387	$ 84,015	$ 364,484	$ 331,270
Investment securities available for sale:
Taxable	7,001	11,420	12,154	19,966	22,039	50,541	45,777
Nontaxable	3,367	3,387	3,403	3,428	3,498	13,585	14,754
Federal funds sold	-	-	-	2	-	2	-
Other interest bearing accounts	504	248	185	91	698	1,028	1,737
Total interest income	103,573	109,752	110,441	105,874	110,250	429,640	393,538
Interest expense:
Deposits	15,598	18,597	20,283	21,372	31,396	75,850	121,614
Short-term borrowings	255	281	264	345	1,142	1,145	5,166
Long-term borrowings & junior subordinated notes	3,065	3,256	3,213	3,339	3,511	12,873	16,206
Total interest expense	18,918	22,134	23,760	25,056	36,049	89,868	142,986
Net interest income	84,655	87,618	86,681	80,818	74,201	339,772	250,552
Provision for loan losses	49,000	65,000	85,000	47,200	70,000	246,200	231,800
Net interest income after provision for loan losses	35,655	22,618	1,681	33,618	4,201	93,572	18,752
Other income:
Loan service fees	1,532	1,659	2,042	1,284	1,723	6,517	6,913
Deposit service fees	9,920	10,705	9,461	8,848	9,311	38,934	30,600
Lease financing, net	7,185	5,022	5,026	4,620	5,799	21,853	18,528
Brokerage fees	1,231	1,407	1,129	1,245	1,272	5,012	4,606
Trust & asset management fees	4,243	3,923	3,536	3,335	3,347	15,037	12,593
Net gain on sale of investment securities	(4)	9,482	2,304	6,866	239	18,648	14,029
Increase in cash surrender value of life insurance	930	1,209	706	671	669	3,516	2,459
Net gain (loss) on sale of other assets	419	299	(99)	11	12	630	(13)
Acquisition related gains	-	-	62,649	-	18,325	62,649	28,547
Other operating income	5,339	2,092	5,952	(423)	2,230	12,960	8,892
Total other income	30,795	35,798	92,706	26,457	42,927	185,756	127,154
Other expense:
Salaries & employee benefits	36,399	37,424	37,104	33,422	33,391	144,349	120,654
Occupancy & equipment expense	7,938	8,800	8,928	9,179	8,885	34,845	31,521
Computer services expense	2,445	2,654	3,322	2,528	2,882	10,949	10,011
Advertising & marketing expense	1,573	1,620	1,639	1,633	683	6,465	4,185
Professional & legal expense	1,718	1,637	1,370	1,078	1,465	5,803	4,680
Brokerage fee expense	448	596	420	462	553	1,926	1,999
Telecommunication expense	819	975	964	908	1,127	3,666	3,433
Other intangible amortization expense	1,632	1,567	1,505	1,510	1,650	6,214	4,491
FDIC insurance premiums	3,930	3,873	3,833	3,964	4,099	15,600	16,762
Impairment charges	-	-	-	-	-	-	4,000
Other real estate expense, net	858	734	417	685	245	2,694	871
Other operating expenses	6,855	6,598	6,530	6,282	6,092	26,265	21,143
Total other expense	64,615	66,478	66,032	61,651	61,072	258,776	223,750
Income (loss) before income taxes	1,835	(8,062)	28,355	(1,576)	(13,944)	20,552	(77,844)
Income tax expense (benefit)	(1,358)	(5,253)	9,158	(2,523)	(4,164)	24	(45,265)
Income (loss) from continuing operations	3,193	(2,809)	19,197	947	(9,780)	20,528	(32,579)
Income from discontinued operations, net of tax	-	-	-	-	-	-	6,453
Net income (loss)	3,193	(2,809)	19,197	947	(9,780)	20,528	(26,126)
Preferred stock dividends and discount accretion	2,598	2,597	2,594	2,593	2,591	10,382	10,298
Net income (loss) available to common stockholders	$ 595	$ (5,406)	$ 16,603	$ (1,646)	$ (12,371)	$ 10,146	$ (36,424)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Common share data:
Basic earnings (loss) per common share from continuing operations	$ 0.06	$ (0.05)	$ 0.36	$ 0.02	$ (0.19)	$ 0.39	$ (0.81)
Basic earnings per common share from discontinued operations	$ -	$ -	$ -	$ -	$ -	$ -	$ 0.16
Impact of preferred stock dividends on basic earnings (loss) per common share	$ (0.05)	$ (0.05)	$ (0.05)	$ (0.05)	$ (0.05)	$ (0.20)	$ (0.26)
Basic earnings (loss) per common share	$ 0.01	$ (0.10)	$ 0.31	$ (0.03)	$ (0.25)	$ 0.19	$ (0.91)
Diluted earnings (loss) per common share from continuing operations	$ 0.06	$ (0.05)	$ 0.36	$ 0.02	$ (0.19)	$ 0.39	$ (0.81)
Diluted earnings per common share from discontinued operations	$ -	$ -	$ -	$ -	$ -	$ -	$ 0.16
Impact of preferred stock dividends on diluted earnings (loss) per common share	$ (0.05)	$ (0.05)	$ (0.05)	$ (0.05)	$ (0.05)	$ (0.20)	$ (0.26)
Diluted earnings (loss) per common share	$ 0.01	$ (0.10)	$ 0.31	$ (0.03)	$ (0.25)	$ 0.19	$ (0.91)

Weighted average common shares outstanding	53,572,157	53,327,219	52,702,779	51,264,727	50,279,008	52,724,715	40,042,655
Diluted weighted average common shares outstanding	53,790,047	53,327,219	53,034,426	51,264,727	50,279,008	53,035,047	40,042,655

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Performance Ratios:
Annualized return on average assets	0.12%	(0.10%)	0.73%	0.04%	(0.33%)	0.20%	(0.27%)
Annualized return on average common equity	0.21	(1.86)	5.79	(0.61)	(4.54)	0.89	(3.91)
Annualized cash return on average tangible common equity(1)	0.89	(2.34)	9.52	(0.40)	(6.69)	1.96	(6.36)
Net interest rate spread	3.63	3.71	3.69	3.42	2.54	3.61	2.62
Cost of funds(2)	0.83	0.96	1.04	1.13	1.38	0.99	1.67
Efficiency ratio(3)	53.72	55.32	56.39	58.00	59.48	55.80	62.29
Annualized net non-interest expense to average assets(4)	1.22	1.36	1.45	1.52	1.21	1.39	1.34
Core pre-tax pre-provision earnings to risk-weighted assets(5)	3.08	2.91	2.71	2.41	2.07	2.87	1.58
Net interest margin	3.72	3.81	3.79	3.55	2.74	3.72	2.85
Tax equivalent effect	0.11	0.11	0.12	0.12	0.12	0.11	0.12
Net interest margin - fully tax equivalent basis(6)	3.83	3.92	3.91	3.67	2.86	3.83	2.97
Asset Quality Ratios:
Non-performing loans(7) to total loans	5.48%	5.73%	4.89%	5.04%	4.16%	5.48%	4.16%
Non-performing assets(7) to total assets	4.21	4.26	3.64	3.58	2.84	4.21	2.84
Allowance for loan losses to non-performing loans(7)	53.03	49.40	56.89	55.01	65.26	53.03	65.26
Allowance for loan losses to non-performing loans,(7)
including partial charge-offs taken	67.66	64.78	69.55	65.31	72.34	67.66	72.34
Allowance for loan losses to total loans	2.90	2.83	2.78	2.77	2.71	2.90	2.71
Net loan charge-offs to average loans (annualized)	2.99	3.81	3.89	2.93	5.05	3.42	3.09
Capital Ratios:
Tangible equity to tangible assets(8)	9.43%	9.07%	9.12%	9.02%	8.03%	9.43%	8.03%
Tangible common equity to risk weighted assets(9)	10.94	10.49	10.31	9.73	8.83	10.94	8.83
Tangible common equity to tangible assets(10)	7.47	7.17	7.23	7.04	6.18	7.47	6.18
Book value per common share(11)	$ 21.33	$ 21.17	$ 21.40	$ 20.85	$ 20.75	$ 21.33	$ 20.75
Less: goodwill and other intangible assets, net of tax
benefit, per common share	7.60	7.62	7.60	7.79	8.07	7.60	8.07
Tangible book value per common share(12)	13.72	13.55	13.78	13.06	12.68	13.72	12.68

Total capital (to risk-weighted assets)	17.75%	17.14%	16.77%	16.39%	15.45%	17.75%	15.45%
Tier 1 capital (to risk-weighted assets)	15.75	15.15	14.81	14.42	13.51	15.75	13.51
Tier 1 capital (to average assets)	10.66	10.38	10.48	10.30	8.71	10.66	8.71
Tier 1 common capital (to risk-weighted assets)	10.61	10.17	9.96	9.51	8.76	10.61	8.76

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)	Equals total other expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis and total other income less non-core items.
(4)	Equals total other expense excluding non-core items less total other income excluding non-core items divided by average assets.
(5)	Equal net income before taxes excluding loan loss provision expense, non-core other income items, and non-core other expense items divided by risk-weighted assets.
(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include pre-tax, pre-provision earnings; core pre-tax, pre-provision earnings; net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; efficiency ratio, ratio of annualized net non-interest expense to average assets, and ratio of core pre-tax, pre-provision earnings to risk-weighted assets, with net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, acquisition related gains and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components, the FDIC special assessment expense, impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios; ratios of tangible equity to tangible assets, tangible common equity to risk weighted assets, tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures in its analysis of our performance.  Management believes that pre-tax, pre-provision earnings are a useful measure in assessing our core operating performance, particularly during times of economic stress.  The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  Management also believes that by excluding net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, acquisition-related gains and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income component and excluding the FDIC special assessment expense, impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from other non-interest expense of the efficiency ratio, the ratio of annualized net non-interest expense to average assets and the ratio of core pre-tax, pre-provision earnings to risk-weighted assets, these ratios better reflect our core operating performance.  In addition, management believes that presenting the ratio of Tier 1 common equity to risk weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Stockholders' equity - as reported	$ 1,344,786	$ 1,335,914	$ 1,344,913	$ 1,292,478	$ 1,251,180
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	22,853	23,585	22,879	23,529	24,510
Tangible equity	$ 934,864	$ 925,260	$ 934,965	$ 881,880	$ 839,601

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Total assets - as reported	$ 10,320,364	$ 10,608,564	$ 10,657,965	$ 10,185,240	$ 10,865,393
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	22,853	23,585	22,879	23,529	24,510
Tangible assets	$ 9,910,442	$ 10,197,910	$ 10,248,017	$ 9,774,642	$ 10,453,814

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Common stockholders' equity - as reported	$ 1,150,682	$ 1,141,958	$ 1,151,104	$ 1,098,813	$ 1,057,658
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	22,853	23,585	22,879	23,529	24,510
Tangible common equity	$ 740,760	$ 731,304	$ 741,156	$ 688,215	$ 646,079

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Average common stockholders' equity - as reported	$ 1,147,581	$ 1,152,058	$ 1,150,440	$ 1,089,859	$ 1,081,794	$ 1,135,189	$ 932,509
Less: average goodwill	387,069	387,069	387,069	387,069	387,069	387,069	387,069
Less: average other intangible assets,
net of tax benefit	23,236	22,596	22,905	23,892	25,128	23,154	18,971
Average tangible common equity	$ 737,276	$ 742,393	$ 740,466	$ 678,898	$ 669,597	$ 724,966	$ 526,469

The following table presents a reconciliation of net cash flow available to common stockholders to net (loss) income available to common stockholders (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Net (loss) income available to common
stockholders - as reported	$ 595	$ (5,406)	$ 16,603	$ (1,646)	$ (12,371)	$ 10,146	$ (36,424)
Add: other intangible amortization expense,
net of tax benefit	1,062	1,018	978	981	1,073	4,039	2,919
Net cash flow available to common stockholders	$ 1,657	$ (4,388)	$ 17,581	$ (665)	$ (11,299)	$ 14,185	$ (33,505)

Efficiency Ratio Calculation (Dollars in Thousands)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Non-interest expense	$ 64,615	$ 66,478	$ 66,032	$ 61,651	$ 61,072	$ 258,776	$ 223,750
Adjustment for FDIC special assessment	-	-	-	-	-	-	3,850
Adjustment for impairment charges	-	-	-	-	-	-	4,000
Adjustment for increase (decrease) in market value of assets held in
trust for deferred compensation	597	(3)	(39)	7	300	562	710
Non-interest expense - as adjusted	$ 64,018	$ 66,481	$ 66,071	$ 61,644	$ 60,772	$ 258,214	$ 215,190

Net interest income	$ 84,655	$ 87,618	$ 86,681	$ 80,818	$ 74,201	$ 339,772	$ 250,552
Tax equivalent adjustment	2,609	2,614	2,642	2,593	3,195	10,458	10,625
Net interest income on a fully tax equivalent basis	87,264	90,232	89,323	83,411	77,396	350,230	261,177
Plus other income	30,795	35,798	92,706	26,457	42,927	185,756	127,154
Less net (losses) gains on other real estate owned	(2,124)	(3,913)	52	(3,299)	(733)	(9,284)	(429)
Less net (losses) gains on securities available for sale	(4)	9,482	2,304	6,866	239	18,648	14,029
Less net gains (losses) on sale of other assets	419	299	(99)	11	12	630	(13)
Less acquisition related gains	-	-	62,649	-	18,325	62,649	28,547
Less increase (decrease) in market value of assets held in
trust for deferred compensation	597	(3)	(39)	7	300	562	710
Net interest income plus non-interest income -
as adjusted	$ 119,171	$ 120,165	$ 117,162	$ 106,283	$ 102,180	$ 462,781	$ 345,487

Efficiency ratio	53.72%	55.32%	56.39%	58.00%	59.48%	55.80%	62.29%

Efficiency ratio (without adjustments)	55.97%	53.86%	36.81%	57.47%	52.14%	49.24%	59.24%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Non-interest expense	$ 64,615	$ 66,478	$ 66,032	$ 61,651	$ 61,072	$ 258,776	$ 223,750
Adjustment for FDIC special assessment	-	-	-	-	-	-	3,850
Adjustment for impairment charges	-	-	-	-	-	-	4,000
Adjustment for increase (decrease) in market value of assets held in
trust for deferred compensation	597	(3)	(39)	7	300	562	710
Non-interest expense - as adjusted	64,018	66,481	66,071	61,644	60,772	258,214	215,190

Other income	30,795	35,798	92,706	26,457	42,927	185,756	127,154
Less net (losses) gains on other real estate owned	(2,124)	(3,913)	52	(3,299)	(733)	(9,284)	(429)
Less net (losses) gains on securities available for sale	(4)	9,482	2,304	6,866	239	18,648	14,029
Less net gains (loss) on sale of other assets	419	299	(99)	11	12	630	(13)
Less acquisition related gains	-	-	62,649	-	18,325	62,649	28,547
Less increase (decrease) in market value of assets held in
trust for deferred compensation	597	(3)	(39)	7	300	562	710
Other income - as adjusted	31,907	29,933	27,839	22,872	24,784	112,551	84,310

Net non-interest expense	$ 32,111	$ 36,548	$ 38,232	$ 38,772	$ 35,988	$ 145,663	$ 130,880

Average assets	10,452,626	10,634,556	10,584,722	10,349,664	11,786,792	10,506,028	9,777,287

Annualized net non-interest expense to average assets	1.22%	1.36%	1.45%	1.52%	1.21%	1.39%	1.34%

Annualized net non-interest expense to average assets
(without adjustments)	1.28%	1.14%	-1.01%	1.38%	0.61%	0.70%	0.99%

Core Pre-Tax, Pre-Provision Earnings (Dollars in Thousands)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Income (loss) before income taxes	$ 1,835	$ (8,062)	$ 28,355	$ (1,576)	$ (13,944)	$ 20,552	$ (77,844)
Provision for loan losses	49,000	65,000	85,000	47,200	70,000	246,200	231,800
Pre-tax, pre-provision earnings	50,835	56,938	113,355	45,624	56,056	266,752	153,956

Non-core other income
Net (losses) gains on other real estate owned	(2,124)	(3,913)	52	(3,299)	(733)	(9,284)	(429)
Net (losses) gains on securities available for sale	(4)	9,482	2,304	6,866	239	18,648	14,029
Net gain (loss) on sale of other assets	419	299	(99)	11	12	630	(13)
Acquisition related gains	-	-	62,649	-	18,325	62,649	28,547
Increase (decrease) in market value of assets held in
trust for deferred compensation	597	(3)	(39)	7	300	562	710
Total non-core other income	(1,112)	5,865	64,867	3,585	18,143	73,205	42,844

Non-core other expense
FDIC special assessment	-	-	-	-	-	-	3,850
Impairment charges	-	-	-	-	-	-	4,000
Increase (decrease) in market value of assets held in
trust for deferred compensation	597	(3)	(39)	7	300	562	710
Total non-core other expense	597	(3)	(39)	7	300	562	8,560
Core pre-tax, pre-provision earnings	$ 52,544	$ 51,070	$ 48,449	$ 42,046	$ 38,213	$ 194,109	$ 119,672

Risk-weighted assets	6,772,761	6,971,810	7,172,094	7,074,274	7,315,068	6,772,761	7,568,022

Annualized pre-tax, pre-provision earnings to risk-
weighted assets	3.08%	2.91%	2.71%	2.41%	2.07%	2.87%	1.58%
Annualized pre-tax, pre-provision earnings to risk-
weighted assets (without adjustments)	2.98%	3.24%	6.34%	2.62%	3.04%	3.94%	2.03%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended December 31,						Three Months Ended September 30,
	2010			2009			2010
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$ 1,243,057	$ 15,053	4.80%	$ 1,385,281	$ 18,118	5.19%	$ 1,307,155	$ 16,933	5.14%
Commercial loans collateralized by assignment
of lease payments	1,018,026	14,662	5.76	892,789	13,849	6.20	989,412	14,706	5.95
Real estate commercial	2,235,328	29,853	5.23	2,456,381	33,513	5.34	2,316,143	30,706	5.19
Real estate construction	438,622	3,741	3.34	681,868	5,455	3.13	500,644	4,452	3.48
Total commercial related credits	4,935,033	63,309	5.02	5,416,319	70,935	5.12	5,113,354	66,797	5.11
Other loans
Real estate residential	326,785	4,523	5.54	287,296	4,036	5.62	327,686	4,126	5.04
Home equity	385,119	4,234	4.36	407,044	4,496	4.38	389,996	4,284	4.36
Indirect	178,940	3,583	7.94	182,601	3,175	6.90	182,268	3,192	6.95
Consumer loans	57,709	633	4.35	58,768	582	3.93	58,166	500	3.41
Total other loans	948,553	12,973	5.43	935,709	12,289	5.21	958,116	12,102	5.01
Total loans, excluding covered loans	5,883,586	76,282	5.14	6,352,028	83,224	5.20	6,071,470	78,899	5.16
Covered loans	840,254	17,213	8.13	108,167	2,103	7.71	867,945	16,590	7.58
Total loans	6,723,840	93,495	5.52	6,460,195	85,327	5.22	6,939,415	95,489	5.46

Taxable investment securities	1,172,751	7,002	2.39	3,086,737	22,039	2.86	1,450,608	11,420	3.15
Investment securities exempt from federal income taxes (3)	351,955	5,181	5.76	367,848	5,381	5.72	355,288	5,210	5.74
Federal funds sold	-	-	0.00	-	-	0.00	-	-	0.00
Other interest bearing deposits	784,803	504	0.25	812,261	698	0.34	377,555	248	0.26
Total interest earning assets	$ 9,033,349	$ 106,182	4.66	$ 10,727,041	$ 113,445	4.20	$ 9,122,866	$ 112,367	4.89
Non-interest earning assets	1,419,277			1,059,751			1,511,690
Total assets	$ 10,452,626			$ 11,786,792			$ 10,634,556

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 2,823,619	$ 3,410	0.48%	$ 3,047,721	$ 5,523	0.72%	$ 2,789,046	$ 4,022	0.57%
Savings accounts	657,816	505	0.30	573,784	495	0.34	623,555	469	0.30
Certificate of deposit	2,529,865	7,481	1.17	3,529,995	20,225	2.27	2,740,219	9,546	1.38
Customer repurchase agreements	277,782	218	0.31	220,432	259	0.47	260,469	243	0.37
Total core funding	6,289,082	11,614	0.73	7,371,932	26,502	1.43	6,413,289	14,280	0.88
Whole sale funding:
Public funds	81,500	128	0.62	100,246	257	1.02	80,339	132	0.65
Brokered accounts (includes fee expense)	473,090	4,074	3.42	546,457	4,896	3.55	485,676	4,427	3.62
Other short-term borrowings	4,106	38	3.67	138,434	883	2.53	4,279	39	3.62
Long-term borrowings	448,106	3,064	2.68	494,398	3,511	2.78	458,657	3,257	2.78
Total wholesale funding	1,006,802	7,304	2.88	1,279,535	9,547	2.96	1,028,951	7,855	3.03
Total interest bearing liabilities	$ 7,295,884	$ 18,918	1.03	$ 8,651,467	$ 36,049	1.65	$ 7,442,240	$ 22,135	1.18
Non-interest bearing deposits	1,694,179			1,737,347			1,673,259
Other non-interest bearing liabilities	120,974			122,731			173,139
Stockholders' equity	1,341,589			1,275,247			1,345,918
Total liabilities and stockholders' equity	$ 10,452,626			$ 11,786,792			$ 10,634,556
Net interest income/interest rate spread (4)		$ 87,264	3.63%		$ 77,396	2.54%		$ 90,232	3.71%
Taxable equivalent adjustment		2,609			3,195			2,614
Net interest income, as reported		$ 84,655			$ 74,201			$ 87,618
Net interest margin (5)			3.72%			2.74%			3.81%
Tax equivalent effect			0.11%			0.12%			0.11%
Net interest margin on a fully equivalent basis (5)			3.83%			2.86%			3.92%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.0 million, $1.2 million, and $1.1 million for the three months ended December 31, 2010, December 31, 2009, and September 30, 2010, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table represents, for the period indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Year Ended December 31,
	2010			2009
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$ 1,324,118	$ 66,121	4.99%	$ 1,445,313	$ 70,850	4.90%
Commercial loans collateralized by assignment
of lease payments	981,384	58,807	5.99	808,759	50,155	6.20
Real estate commercial	2,345,202	125,115	5.26	2,407,377	130,426	5.34
Real estate construction	520,734	17,357	3.29	733,718	26,742	3.59
Total commercial related credits	5,171,438	267,400	5.10	5,395,167	278,173	5.09
Other loans
Real estate residential	314,713	16,878	5.36	285,550	15,998	5.60
Home equity	394,142	17,317	4.39	407,793	17,947	4.40
Indirect	180,337	13,115	7.27	187,455	12,737	6.79
Consumer loans	58,834	2,209	3.75	57,985	2,337	4.03
Total other loans	948,026	49,519	5.22	938,783	49,019	5.22
Total loans, excluding covered loans	6,119,464	316,919	5.18	6,333,950	327,192	5.17
Covered loans	639,312	50,707	7.93	87,299	6,759	7.74
Total loans	6,758,776	367,626	5.44	6,421,249	333,951	5.20

Taxable investment securities	1,635,544	50,542	3.09	1,444,552	45,777	3.17
Investment securities exempt from federal income taxes (3)	356,496	20,900	5.78	391,071	22,698	5.72
Federal funds sold	352	2	0.56	-	-	-
Other interest bearing deposits	386,521	1,028	0.27	545,314	1,737	0.32
Total interest earning assets	$ 9,137,689	$ 440,098	4.82	$ 8,802,186	$ 404,163	4.59
Non-interest earning assets	1,368,339			975,101
Total assets	$ 10,506,028			$ 9,777,287

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 2,767,044	$ 14,965	0.54%	$ 2,098,530	$17,773	0.85%
Savings accounts	619,304	1,911	0.31	473,477	1,717	0.36
Certificate of deposit	2,754,492	40,481	1.47	2,924,218	75,416	2.58
Customer repurchase agreements	260,291	959	0.37	247,998	1,138	0.46
Total core funding	6,401,131	58,316	0.91	5,744,223	96,044	1.67
Whole sale funding:
Public funds	91,754	604	0.66	133,547	2,026	1.52
Brokered accounts (includes fee expense)	489,211	17,889	3.66	667,560	24,682	3.70
Other short-term borrowings	7,960	186	2.34	201,550	4,028	2.00
Long-term borrowings	465,387	12,873	2.73	512,267	16,206	3.12
Total wholesale funding	1,054,312	31,552	2.99	1,514,924	46,942	3.10
Total interest bearing liabilities	$ 7,455,443	$ 89,868	1.21	$ 7,259,147	$ 142,986	1.97
Non-interest bearing deposits	1,594,504			1,307,021
Other non-interest bearing liabilities	127,099			85,890
Stockholders' equity	1,328,982			1,125,229
Total liabilities and stockholders' equity	$ 10,506,028			$ 9,777,287
Net interest income/interest rate spread (4)		$ 350,230	3.61%		$ 261,177	2.62%
Taxable equivalent adjustment		10,458			10,625
Net interest income, as reported		$ 339,772			$ 250,552
Net interest margin (5)			3.72%			2.85%
Tax equivalent effect			0.11%			0.12%
Net interest margin on a fully equivalent basis (5)			3.83%			2.97%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $4.6 million and $5.1 million for the year ended December 31, 2010, and December 31, 2009, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.